SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                          ____________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 22, 1995

                      Hadco Corporation
     (Exact name of Registrant as specified in its charter)


     Massachusetts              0-12102          04-2393279
(State or other Jurisdiction  (Commission      (IRS Employer
of Incorporation)             File Number)     Identification No.)


     12A Manor Parkway
     Salem, New Hampshire                              03079
     (Address of Principal                           (Zip Code)
     Executive Offices)


Registrant's telephone number, including area code:  (603) 898-8000


                         Not Applicable
           (Former name or former address, if changed
                       since last report)

     Item 5.   Other Events

   On August 22, 1995, the Board of Directors of Hadco Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock of the Company to stockholders of record at the close of business on September 11, 1995. Each Right entitles the registered holder to initially purchase from the Company one share of Common Stock at a purchase price of $130, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The First National Bank of Boston, as Rights Agent, a copy of which is filed as Exhibit 4.1 hereto.

   Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of more than 20% (exempting shares of Horace H. Irvine II, founder and currently Chairman of the Board of the Company, and certain related persons and trusts) of the outstanding shares of Common Stock (the "Stock Acquisition Date"), (ii) 10 business days following the commencement of a tender offer or exchange offer that may result in a person or group beneficially owning 25% or more of such outstanding shares of Common Stock or (iii) 10 business days after the Continuing Directors (as defined below) of the Company shall declare any Person to be an Adverse Person, upon a determination that such Person, alone or together with its affiliates and associates, has become the Beneficial Owner of an amount of Common Stock which the Continuing Directors determine to be substantial (which amount shall in no event be less than 10% of the shares of Common Stock then outstanding) and a majority of the Continuing Directors (with the concurrence of a majority of the Independent Directors (as defined below)) determines, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where such directors determine that the best long-term interests of the Company and its stockholders (taking into account any impact on the national security of the United States or the impact on any constituency which applicable law permits directors to consider in discharging their fiduciary duty) would not be served by taking such action or entering into such transaction or series of transactions at that time or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company.

   Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after September 11, 1995 will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any
certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require that, upon any exercise of Rights, a number of Rights may be exercised so that only whole shares of Common Stock will be issued.

   The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 11, 2005 unless earlier redeemed by the Company as described below.

   As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors and except in connection with shares of Common Stock issued upon the exercise of employee stock options, issuances under other employee stock benefit plans or upon the conversion of convertible securities issued hereafter, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

   In the event that the Continuing Directors determine that a person is an Adverse Person or, at any time following the Distribution Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, (ii) a Person becomes the beneficial owner of more than 25% of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the Independent Directors determine to be fair to and otherwise in the best interests of the Company and its stockholders), (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right, or a majority of the Continuing Directors may exchange one share of Common Stock for each Right. However, Rights are not exercisable following the occurrence of the events set forth in clauses (i) through (iv) above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person or an Adverse Person will be null and void. The events set forth in this paragraph will be referred to as "Section 11(a)(ii) Events."

   In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger described in the second preceding paragraph or a merger which follows an offer determined to be fair or otherwise in the best interests of the Company and its stockholders described in clause (ii) of the second preceding paragraph), or (ii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

   At any time after a person becomes an Acquiring Person or an Adverse Person, a majority of the Continuing Directors may exchange the Rights (other than Rights owned by an Acquiring Person or Adverse Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one Common Stock Equivalent (as defined in the Rights Agreement, per Right (subject to adjustment).

   The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly or other periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

   With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

   In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days following the Stock Acquisition Date, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. The Company may not redeem the Rights if the Continuing Directors have previously declared a person to be an Adverse Person. After the redemption period has expired, the Company's right of redemption may be reinstated if either (i) an Acquiring Person reduces its beneficial ownership to less than 10% of the outstanding shares of Common Stock in a transaction or a series of transactions not involving the Company or (ii) the Board approves the merger of the Company with, or acquisition of the Company by, a Person unrelated to the Acquiring Person. Immediately upon the action of the Board of Directors ordering redemption of the Rights, with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 per Right redemption price.

   The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board on the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, an Adverse Person or an affiliate or associate of an Acquiring Person or an Adverse Person, or any representative of the foregoing entities. The term "Independent Directors" means Continuing Directors who are not executive officers of the Company.

   Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

   Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the earlier to occur of the determination that a person is an Adverse Person or the Distribution Date. After the earlier of such events, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or any Adverse Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     Item 7.   Financial Statements and Exhibits

     (c)  Exhibits.

          Exhibit No.                        Exhibit

               4.1 Rights Agreement, dated as of August 22, 1995, between Hadco Corporation and The First
                                 National Bank of Boston, which
                                 includes as Exhibit A the Form
                                 of Rights Certificate, and as
                                 Exhibit B the Summary of Rights
                                 to Purchase Common Stock.

               21.1              Press Release, dated August 22,
                                 1995 announcing adoption of the
                                 Stockholder Rights Plan.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HADCO CORPORATION


August 22, 1995
                                   By:  /s/Timothy P. Losik
                                        Timothy P. Losik
                                        Vice President
                                        and Chief Financial Officer